                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):
                                 May 15, 1996

                      LANDRY'S SEAFOOD RESTAURANTS, INC.
            (exact name of registrant as specified in its charter)


     Delaware                    000-22150                  76-0405386
    (State of                   (Commission               (IRS Employer
  Incorporation)                File Number)            Identification No.)

                              1400 Post Oak Blvd.
                                  Suite 1010
                             Houston, Texas 77056
                   (address of principal executive offices)

              Registrant's telephone number, including area code
                                (713) 850-1010

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  Pursuant to the previously disclosed Plan of Merger between Landry's Seafood Restaurants, Inc. (the "Company") and Bayport Restaurant Group, Inc. ("Bayport"), included in Exhibit 10.1, and incorporated herein by this reference, are financial statements as of March 25, 1996 of Bayport. Attached as Attachment "1" are unaudited pro forma condensed combined financial statements of the Company and Bayport setting forth certain pro forma financial information for the year ended December 31, 1995 and for the three months ended March 31, 1996. Copies of the Plan Acquisition have previously been filed in connection with the Company's current report on Form 8-K dated April 18, 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)  Exhibits

  10.1 Quarterly Report on Form 10-Q for the quarter ended March 25, 1996 as filed by Bayport Restaurant Group, Inc.


                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       LANDRY'S SEAFOOD RESTAURANT, INC.
                                       (Registrant)


                                       By:  /s/ Paul S. West
                                          ----------------------------------
                                                Paul S. West, Vice President of
                                                Finance and Chief Financial
                                                Officer
Dated: May 15, 1996.

                                                                  "Attachment 1"

                              COMPANY AND BAYPORT

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 assume that the Merger had been consummated at the beginning of such periods. The unaudited pro forma condensed combined balance sheet as of March 31, 1996 assumes that the Merger had been consummated on March 31, 1996.

  The following unaudited pro forma condensed combined financial statements are presented to reflect the estimated impact on the historical Consolidated Financial Statements of the Company of the Merger and of the issuance of 2,020,920, as of December 31, 1995 (2,032,504 as of March 31, 1996) shares of
Common Stock and 120,720 as of December 31, 1995 (112,433 as of March 31,
1996) shares of Preferred Stock in connection therewith (based on an assumed Exchange Ratio of .2105). The Merger will be accounted for as a pooling-of-interests.

  The unaudited pro forma condensed combined financial statements give effect only to the reclassifications and adjustments set forth in the accompanying Notes to unaudited pro forma condensed combined financial statements. Unaudited pro forma information is not necessarily indicative of the results of operations or financial position which would have occurred had the Merger been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of the Company's future results of operations or financial position.

  These statements have been prepared from the consolidated financial statements of the Company and the consolidated financial statements of Bayport and should be read in conjunction with such statements and the related Notes. Such statements and related notes are incorporated herein by reference.

                              COMPANY AND BAYPORT

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 (IN THOUSANDS)

                                                  MARCH 31, 1996
                                       --------------------------------------
                                                                       PRO
                                                          PRO FORMA   FORMA
                ASSETS                 COMPANY  BAYPORT  ADJUSTMENTS COMBINED
                ------                 -------- -------  ----------- --------
Current Assets........................ $ 16,976 $10,450              $ 27,426
Property and Equipment, net...........  120,281  39,083               159,364
Goodwill and Other Assets.............    4,955   2,582                 7,537
                                       -------- -------              --------
  Total Assets........................ $142,212 $52,115              $194,327
                                       ======== =======              ========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
Current Liabilities................... $ 12,644 $26,351              $ 38,995
Notes payable, other long-term
 obligations and deferred taxes.......    2,543   2,892                 5,435
Stockholders' Equity
  Preferred Stock.....................       --      21     ($20)           1
  Common Stock........................      182      10       10          202
  Additional Paid-In Capital..........  107,921  22,127       10      130,058
  Retained Earnings...................   18,922   1,143                20,065
  Notes Receivable from Officers......       --    (429)                 (429)
                                       -------- -------              --------
  Total Stockholders' Equity..........  127,025  22,872               149,897
                                       -------- -------              --------
  Total Liabilities and Stockholders'
   Equity............................. $142,212 $52,115              $194,327
                                       ======== =======              ========

      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                           YEAR ENDED DECEMBER 31,       THREE MONTHS ENDED
                                    1995                   MARCH 31, 1996
                          --------------------------  -------------------------
                                              PRO                        PRO
                                             FORMA                      FORMA
                          COMPANY   BAYPORT COMBINED  COMPANY  BAYPORT COMBINED
                          --------  ------- --------  -------  ------- --------
Revenues................. $104,018  $53,602 $157,620  $34,819  $18,251 $53,070
Operating Costs and
 Expenses................   91,068   51,107  142,175   30,020   17,563  47,583
                          --------  ------- --------  -------  ------- -------
Operating Income.........   12,950    2,495   15,445    4,799      688   5,487
Other (Income) Expense,
 Net.....................   (1,893)     344   (1,549)    (100)     199      99
                          --------  ------- --------  -------  ------- -------
Income Before Income
 Taxes...................   14,843    2,151   16,994    4,899      489   5,388
Provisions for Income
 Taxes...................    5,259      687    5,946    1,764      166   1,930
                          --------  ------- --------  -------  ------- -------
Net Income............... $  9,584  $ 1,464 $ 11,048  $ 3,135  $   323 $ 3,458
                          ========  ======= ========  =======  ======= =======
Net Income Per Common
 Share................... $   0.55  $  0.14 $   0.57  $  0.17  $  0.03 $  0.16
                          ========  ======= ========  =======  ======= =======
Weighted Average Number
 of Common Shares and
 Common Share Equivalents
 Outstanding.............   17,320   10,479   19,526   19,000   10,364  21,182

     The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                              COMPANY AND BAYPORT

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. FISCAL PERIODS

  The Company's fiscal year ends on the calendar year-end, December 31, and each quarter is comprised of three month periods. Bayport's fiscal year ends on the last Monday in December, which was December 25, 1995, and the first quarter ended on March 25, 1996. The 1995 fiscal year consisted of 52 weeks and the first quarter of 1996 was approximately 13 weeks for both the Company and Bayport. The differences between Bayport's actual year-end and a year-end of December 31, and Bayport's actual first quarter-end and March 31, consistent with the Company's, are not deemed material.

2. STOCKHOLDERS' EQUITY

  The pro forma adjustments to common stock, preferred stock, and additional paid-in-capital as of December 31, 1995 and March 31, 1996, reflect the issuance of 2,020,920 and 2,032,504 shares, respectively, of Common Stock for all the outstanding common stock of Bayport, representing an Exchange Ratio of
 .2105 share of Common Stock for each share of Bayport common stock, and to reflect the issuance of 120,720 and 112,433 shares, respectively, of the Company's Convertible Preferred Stock for all the outstanding convertible Series B Preferred shares of Bayport, representing an Exchange Ratio of .0526 Landry's preferred share for each share of Bayport Series B Preferred Stock. Upon the Merger, each newly issued Landry Preferred Stock share will be convertible into Landry Common Stock share on a basis of one-to-one, subject to mandatory conversion into Common Stock on August 19, 1998. For the purpose of these unaudited pro forma condensed combined financial statements, the number of shares of Landry's Common and Preferred Stock to be issued represents the estimated number of shares which may be issued by Landry's pursuant to the Merger Agreement assuming there are no adjustments to the Exchange Ratio. See "The Bayport Acquisition."

3. RECLASSIFICATIONS

  Certain reclassifications have been made to historical amounts of Bayport to conform the financial presentation of the two companies.

4. MERGER EXPENSES

  Under the pooling-of-interests method of accounting, costs associated with the merger of the Company and Bayport are treated as an expense of the combined company. The accompanying unaudited pro forma condensed combined statements of income do not reflect the expenses associated with the Merger, which are estimated to be approximately $8,000 to $10,000, that will be recorded in the first period that consolidated financial statements of the combined companies are presented, since the expenses are non-recurring. Merger expenses consist primarily of professional fees, proxy preparation and solicitation costs, and estimated severance and office consolidation costs, including termination payments on pre-existing employment contracts aggregating approximately $3,100 to two senior executive officers of Bayport.

5. WEIGHTED AVERAGE SHARES OUTSTANDING

  The weighted average number of outstanding shares of common stock and common stock equivalents on a pro forma basis gives effect to the number of equivalent shares of the Company's Common Stock into which such common stock and common stock equivalents of Bayport may be exchanged utilizing the assumed Exchange Ratio of .2105, applied to the historical weighted number of shares of Bayport common stock and common stock equivalents outstanding.

6. CERTAIN OTHER UNAUDITED PRO FORMA RESULTS

  Landry's and Bayport's statements of operations on an unaudited pro forma combined basis for the quarter ended March 31, 1995, and the year ended December 31, 1994 and 1993 includes combined revenues of $33,010, $100,774 and $60,668, respectively, combined operating income of $3,505, $9,263 and $5,255, respectively, combined net income of $2,397, $6,619 and $4,111, respectively, and net income per common share of $0.14, $0.41 and $0.36, respectively.